Exhibit 5.1

GERALD M. GORDON JEFFREY A. SILVER BRADLEY J. RICHARDSON JOSEPH S. KISTLER WILLIAM M. NOALL ERIC R. OLSEN	THOMAS H. FELL RICHARD L. GALIN BRIGID M. HIGGINS ERIKA PIKE TURNER GREGORY E. GARMAN CHRISTINE A. BRICKER	GORDON & SILVER, LTD. ATTORNEYS AT LAW NINTH FLOOR 3960 HOWARD HUGHES PARKWAY LAS VEGAS, NEVADA 89169-5978	STEVEN J. OSHINS OF COUNSEL
_____________________		(702) 796-5555
KRISTIN GENC MATTHEW C. ZIRZOW LOUIS V. CSOKA LEE I. IGLODY JOSEPH T. KOZLOWSKI RORY J. VOHWINKEL	TALITHA B. GRAY JOEL Z. SCHWARZ LEIGH C. DAVIS KAREN L. HANKS KENNETH E. HOGAN ERIC J. VAN	FAX (702) 369-2666 www.gordonsilver.com

April 4, 2007

Synova Healthcare Group, Inc.

1400 North Providence Road

Suite 6010

Media, PA 19063

Re:	Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as special Nevada counsel to Synova Healthcare Group, Inc., a Nevada corporation (the “Company”), for the purpose of issuing this opinion letter in connection with the Company’s filing of Pre-Effective Amendment No. 2 (the “Amendment”) to a registration statement on Form SB-2 (as so amended and together with any and all other amendments thereto, the “Registration Statement”), with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of 4,350,659 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), which consist of: (i) 2,744,975 shares of outstanding Common Stock (the “Issued Shares”); (ii) 1,329,959 shares of Common Stock (the “Warrant Shares”) that may be issued upon the exercise of certain outstanding warrants (the “Issued Warrants”) in full; (iii) 183,818 shares of Common Stock (the “Unit Purchase Option Shares”) that may be issued upon the exercise of certain outstanding unit purchase options (the “Unit Purchase Options”) in full; and (iv) 91,907 shares of Common Stock (the “Unit Purchase Option Warrant Shares” and, together with the Issued Shares, the Warrant Shares and the Unit Purchase Option Shares, the “Shares”) underlying warrants (the “Unit Purchase Option Warrants”) that may be issued pursuant to the exercise of the outstanding Unit Purchase Options in full and the subsequent exercise of the Unit Purchase Option Warrants in full.

We understand that 2,619,975 of the Issued Shares and all of the Issued Warrants were issued by the Company pursuant to the following securities purchase agreements (the “Purchase Agreements”) among the Company and the “Purchasers” or other counterparties identified therein: (i) Securities Purchase Agreement, dated as of August 2005; (ii) Amended and Restated Securities Purchase Agreement, dated as of February 2006, with respect to the Company’s October 2005 unit offering, as amended by resolution of the Company’s board of directors as set forth in an Officers’ Certificate of the Company, dated April 3, 2007 (the “Officers’ Certificate”); (iii) Securities Purchase Agreement, dated as of January 19, 2006 and amended by a First Amendment to Securities Purchase Agreement, dated as of March 16, 2006, with respect to the Company’s January 2006 unit offering; and (iv) Securities Purchase Agreement, dated as of April 2006, which further amended the Company’s Securities Purchase Agreement for the January 2006 unit offering. We further understand that 125,000 of the Issued Shares were issued

GORDON & SILVER, LTD.

    ATTORNEYS AT LAW

Synova Healthcare Group, Inc.

April 4, 2007

by the Company pursuant to an agreement, dated June 7, 2005, with The Video Agency (the “TVA Agreement”). In addition, we understand that the Unit Purchase Options were issued by the Company in accordance with the terms of a letter agreement with G.M. Capital Partners, Ltd., dated as of January 17, 2006 (the “Letter Agreement” and, collectively with the Purchase Agreements and the TVA Agreement, the “Agreements”).

We further understand that the Shares are to be offered and sold exclusively by security holders of the Company pursuant to the Registration Statement (assuming (i) exercise of the Issued Warrants, the Unit Purchase Options and the Unit Purchase Option Warrants in full, as stated above, and (ii) effectiveness of the Registration Statement under the Act), with none of the proceeds of such sales being paid to the Company (except for any payment of the exercise price in cash to the Company with respect to the exercise of any of the Issued Warrants, the Unit Purchase Options or the Unit Purchase Option Warrants).

This letter is being issued in accordance with the requirements of Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B, each as promulgated by the Commission.

In the capacity stated above, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amendment, as furnished to us by the Company; (ii) the Agreements or forms thereof; (iii) the forms of the Issued Warrants; (iv) the Unit Purchase Options; (v) the Officers’ Certificate; (vi) a Certificate of Existence with Status in Good Standing, dated January 11, 2007, issued by the Secretary of State of the State of Nevada (the “Secretary of State”) with respect to the Company; (vii) the articles of incorporation of the Company, certified by the Secretary of State as of March 14, 2007 and certified by the Secretary of the Company as of April 3, 2007; and (viii) the bylaws of the Company, certified by the Secretary of the Company as of April 3, 2007.

In addition, without independent verification or investigation, we have reviewed and relied upon statutes, published rules and regulations of State of Nevada governmental authorities, published judicial decisions of courts located in the State of Nevada interpreting or applying the same, other official interpretations, other records of the Company (including authorizing resolutions attached as an exhibit to the Officers’ Certificate) and other documents and records as we deemed relevant or appropriate for the purpose of issuing this letter. Without independent verification or investigation, we have also relied on the accuracy of the factual matters contained in the Officers’ Certificate, the Agreements and the Amendment.

We have assumed (i) the conformity to the executed originals of all documents submitted to us as copies or as unexecuted forms of such originals; (ii) the authenticity of any and all documents submitted to us as originals; (iii) the genuineness of all signatures on documents

GORDON & SILVER, LTD.

    ATTORNEYS AT LAW

Synova Healthcare Group, Inc.

April 4, 2007

submitted to us; (iv) the legal capacity of natural persons executing all relevant documents; (v) the accuracy and completeness of all records reviewed by us; (vi) the veracity as of the date of this letter of all certificates, records or other documents and other instruments furnished to us even if they were issued on an earlier date (without our independent verification of the statements made therein or investigation of the basis for the representations contained therein); (vii) the issuance by the Company of the Issued Shares, the Issued Warrants and the Unit Purchase Options in accordance with the applicable Agreements, against delivery of the consideration therefor as specified in the applicable Agreements; (viii) that the Agreements, the Issued Warrants and the Unit Purchase Options constitute, and the Unit Purchase Option Warrants when issued will constitute, valid and binding obligations of the Company; and (ix) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter.

Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Issued Shares are legally issued, fully paid and non-assessable.

2. If and when the Warrant Shares are issued in accordance with the terms of the Purchase Agreements and the Issued Warrants against delivery of the consideration for the Warrant Shares as specified in the Purchase Agreements and the Issued Warrants, the Warrant Shares will be legally issued, fully paid and non-assessable.

3. If and when the Unit Purchase Option Shares are issued in accordance with the applicable terms of the Unit Purchase Options and the Letter Agreement (collectively, the “Unit Purchase Option Agreements”) against delivery of the consideration for the Unit Purchase Option Shares as specified in the Unit Purchase Option Agreements, the Unit Purchase Option Shares will be legally issued, fully paid and non-assessable.

4. If and when the Unit Purchase Option Warrants have been issued in accordance with the terms of the Unit Purchase Option Agreements, and the Unit Purchase Option Warrant Shares are thereafter issued in accordance with the terms of the Unit Purchase Option Agreements and the Unit Purchase Option Warrants against delivery of the consideration for the Unit Purchase Option Warrant Shares as specified in the Unit Purchase Option Agreements and the Unit Purchase Option Warrants, the Unit Purchase Option Warrant Shares will be legally issued, fully paid and non-assessable.

We are licensed to practice law in the State of Nevada and the opinions herein are expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect.

GORDON & SILVER, LTD.

    ATTORNEYS AT LAW

Synova Healthcare Group, Inc.

April 4, 2007

This letter is being issued to the Company in connection with the Company’s filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus supplement, which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated under the Act.

The opinions herein are rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify any of such opinions. The opinions herein are expressly limited to the matters set forth above and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Agreements, the Registration Statement, the Shares or any securities other than the Shares.

This letter is issued in the State of Nevada and by issuing this letter, we shall not be deemed transacting business in any other state. Furthermore, we do not consent to the jurisdiction of any state or local governmental authority other than the State of Nevada.

Very truly yours,

/s/ GORDON & SILVER, LTD.

GORDON & SILVER, LTD.